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EXHIBIT 10.54

                                                                  EXECUTION COPY


           LETTER AGREEMENT RE: SHARES IN COOK INLET PIPE LINE COMPANY
           -----------------------------------------------------------


Mr. Darren Katic
President
Pacific Energy Resources Ltd.
111 W. Ocean Boulevard, Suite 1240
Long Beach, CA 90802

                                                                   July 31, 2007

Dear Mr. Katic,

         Reference is made to that certain Asset Sales Agreement between Pacific Energy Resources Ltd. ("PERL") and Forest Oil Corporation ("Forest") dated the 24th of May, 2007, as amended on July 31, 2007 (the "ASA"). Paragraph 2(e) of the ASA provides that PERL shall purchase all of the stock in the Cook Inlet Pipe Line Company ("CIPL") owned by Forest. Exhibit A-4 of the ASA specifies the sale of such stock shall include 16,000 shares of CIPL stock ("Forest CIPL Shares") currently held by Forest and 4,000 shares of CIPL stock ("MPLC CIPL Shares"; and collectively with the Forest CIPL Shares, the "CIPL Shares") to be acquired by Forest from Mobil Pipe Line Company ("MPLC") at a date to be determined. This Letter Agreement serves to notify PERL of Forest's purchase of the MPLC CIPL Shares and, upon your acknowledgement and agreement below, shall establish the procedure for effecting the transfer of all of the CIPL Shares to PERL (or its assignee) pursuant to the ASA.

         Attached hereto as Annex A is a copy of the Stock Purchase and Sale Agreement, dated January 11, 2002 between MPLC and Forest, together with the twelve letters of amendment thereto (together, the "SPSA"). Pursuant to the SPSA, MPLC has agreed to sell and Forest has agreed to buy the MPLC CIPL Shares referred to above.

         Past transfers of shares in CIPL have been submitted to the Regulatory Commission of Alaska (the "RCA") and approved by the RCA following the ordinary course regulatory review by the RCA. Forest questions the legal authority upon which the RCA claims the right to such review, but because the precedent for RCA review exists, MPLC has made RCA approval a condition for the sale and purchase under the SPSA. Notwithstanding the precedent for the submission of an application for RCA review, Forest will on the Closing Date execute an Assignment of Right, Title and Interest to Common Stock to transfer the Forest CIPL Shares to PERL (or its designee). However, in order to fully satisfy any question or concern regarding the legal authority for RCA review, as soon as reasonably practicable following the execution of the of this Letter Agreement, but no later than the Closing Date, Forest shall file an application for RCA approval of the transfer of the Forest CIPL Shares and the MPLC CIPL Shares from Forest to PERL (or its designee). PERL and Forest agree to fully and timely cooperate with each other and their respective counsel in the preparation of the application for RCA approval. PERL and Forest recognize that RCA approval typically includes a 30-day notice period and that Forest will be unable to obtain this approval by the Closing Date under the ASA. Notwithstanding anything to the contrary, as between the parties, by execution and delivery, on the Closing Date, of the Assignment of Right, Title and Interest to Common Stock for


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the transfer of the Forest CIPL Shares by Forest to PERL (or its designee), PERL
(or its designee) will be recognized and deemed the bona fide owner of the Forest CIPL Shares and all benefits of ownership (economic or voting) shall be for the full benefit of, and at the direction of PERL (or its designee); provided, however, that Forest shall not be required to take any actions that its legal counsel, acting reasonably, advises might contravene applicable laws or regulations.

By this Letter Agreement, Forest confirms that in addition to the execution and delivery, at the Closing Date, of the Assignment of Right, Title and Interest to Common Stock by Forest to PERL (or its designee) under the ASA, Forest shall transfer to PERL(or its designee) whereby all right, title and interest in the CIPL Shares that Forest now owns or will obtain in the future in and to the MPLC CIPL Shares under the SPSA, Forest shall be obligated to transfer all of the MPLC CIPL Shares, and to take any and all actions necessary to obtain RCA approval of the transfer of, all MPLC CIPL Shares and all Forest CIPL Shares owned or to be owned by Forest to PERL (or its designee) on the later of the Closing Date under the ASA and five days following receipt of RCA approval. Failure to obtain such RCA approval before the Closing Date shall not be grounds for delaying the Closing Date for the sale of all other Assets which are to be transferred to PERL (or its designee) pursuant to the ASA. However, notwithstanding anything to the contrary, failure by Forest to obtain RCA approval and full vesting of record and beneficial ownership of all CIPL Shares in PERL (or its designee) by the Closing Date shall result in a hold back by PERL of 5,500,000 shares of PERL Common Stock (the "Holdback Shares") from the Purchase Price payable on the Closing Date. The Holdback Shares shall be issued in the name of Forest, or its designee, but shall be placed in escrow, pending RCA approval, on the Closing Date (or as soon thereafter as a customary third party escrow agreement is agreed to be agreed by Forest, PERL and the third party escrow agent). The Holdback Shares shall only be payable out of escrow upon RCA approval and delivery of the CIPL Shares, provided the RCA approval and full vesting occur on or before June 30, 2008. If the approval does not occur by that date, Forest agrees that PERL shall be entitled to cancel the Holdback Shares and the Purchase Price shall be reduced thereby; provided, however, that if Forest is able to deliver some, but not all, of the CIPL Shares, the Purchase Price reduction shall be pro rata, and Forest shall receive from escrow such pro rata amount of Holdback Shares based on the number of CIPL Shares for which approval and consent was obtained and the CIPL Shares as to which full vesting of record ownership in PERL (or its designee) shall have occurred, and the remaining Holdback Shares shall be remain in escrow until such time as PERL (or its designee) is fully vested with record ownership of all of the CIPL Shares. After June 30, 2008, Forest shall responsible for any customary third party escrow agent fees and shall continue to use its reasonable best efforts to effectuate the RCA approval of the CIPL Shares to PERL (or its designee) to be fully vested with record ownership of the CIPL Shares. At any time after June 30, 2008, if there are any remaining CIPL Shares the transfer of which has not approved been by the RCA, PERL shall have the right to either cancel the remaining Holdback Shares and seek such damages for the failure to deliver RCA approval and record ownership of the remaining CIPL Shares or alternatively, request Forest to continue to pursue RCA approval of the remaining CIPL Shares.

         With respect to any shares of CIPL stock that Forest has now or obtains in the future, under no circumstances shall Forest (i) transfer to any entity other than PERL (or its designee) any right, title or interest in CIPL stock or
(ii) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of CIPL stock except for the transfer of CIPL stock from Forest to PERL (or its designee) as contemplated herein.


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         On the Closing Date, and at anytime thereafter that any dividends or distributions are received by Forest, Forest shall pay and deliver to the same escrow that is holding the Holdback Shares, all dividends or other distributions paid or payable in respect of the CIPL Shares on and after January 1, 2007. Any such dividends or distributions shall be paid to PERL (or its designee) from the escrow proportionately as and when the CIPL Shares to which they relate are delivered to PERL (or its designee).

         All representations, warranties, rights, covenants and obligations under the ASA shall continue and remain in full force and effect until such time as the CIPL Shares are transferred to Forest as contemplated herein.


FOREST OIL CORPORATION


By:      /S/ GLEN J. MIZENKO
         --------------------------------------------
         Glen J. Mizenko
         Senior Vice President, Business Development
         and Corporate Engineering



ACKNOWLEDGED and AGREED, this 31st day of July, 2007, by


PACIFIC ENERGY RESOURCES LTD.


By:      /S/ DARREN KATIC
         --------------------------------------------
         Darren Katic
         President



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